Exhibit 5.2
December 17, 2008
Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304
Re: Associated Banc-Corp
       Registration on Form S-3
Ladies and Gentlemen:
          We have acted as special counsel to Associated Banc-Corp, a Wisconsin corporation (the “ Company ”) in connection with the proposed issuance by the Company from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”) of senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), junior subordinated debt securities (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”) and guarantees (the “Guarantees”) of the capital securities (the “Capital Securities”) of ASBC Capital II and ASBC Capital III, each a Delaware statutory trust. The Senior Debt Securities will be issued pursuant to the form of indenture for Senior Debt Securities (the “Senior Debt Indenture ”) between the Company and The Bank of New York Mellon Trust Company, N. A. filed as Exhibit 4.4 to the Registration Statement. The Subordinated Debt Securities will be issued pursuant to the form of indenture for Subordinated Debt Securities (the “Subordinated Debt Indenture ”) between the Company and The Bank of New York Mellon Trust Company, N. A. filed as Exhibit 4.5 to the Registration Statement. The Junior Debt Securities will be issued pursuant to the form of indenture for Junior Debt Subordinated Securities (the “Junior Subordinated Debt Indenture ” and along with the Senior Debt Indenture and the Subordinated Debt Indenture, the “Indentures”) between the Company and The Bank of New York Mellon Trust Company, N. A. filed as Exhibit 4.11 to the Registration Statement. We have also acted as special counsel to the Company in connection with the resale by certain securityholders of the Company from time to time pursuant to Rule 415 of the Act of a warrant dated November 21, 2008 (the “TARP CPP Warrant”) to purchase 3,983,308 shares of the Company’s common stock, $0.01 par value per share, all as set forth in the Registration Statement (defined below), the prospectus contained therein, and any amendments or supplements thereto.
          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
          In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials. As to the due authorization of the TARP CPP Warrant, we have relied on the opinion of Janet M. Neal, Vice President and Associate Counsel of the Company, dated the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement on Form S-3 to which this opinion is an exhibit as filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2008 under the Act (the “Registration Statement”), (ii) the Senior Debt Indenture, (iii) the Subordinated Debt Indenture, (iv) the Junior Subordinated Debt Indenture, (v) the form of Guarantee Agreement (the “Guarantee Agreement”) between the Company and The Bank of New York Mellon Trust Company, N.A. filed as Exhibit 4.18 to the Registration Agreement, (vi) the form of Amended and Restated Trust Agreement for ASBC Capital II and ASBC Capital III by and among the Company, The Bank of New York Mellon Trust Company, N.A., BNY Mellon Trust of Delaware and the Administrative Trustees named therein filed as Exhibit 4.16 to the Registration Statement, (vii) the Company’s Amended and Restated Articles of Incorporation, as amended, as currently in effect, (viii) the Company’s Amended and Restated Bylaws, as currently in effect and (ix) records of proceedings and actions of the Company’s Board of Directors relating to the Registration Statement and related matters.
          In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and

Associated Banc-Corp
December 17, 2008

the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed or to be executed by parties, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.
     Our opinion set forth below is subject to (i) the effects of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Debt Securities and Guarantees are considered in a proceeding at law or in equity).
     Based upon and subject to the foregoing, it is our opinion that:
1.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Debt Securities offered thereby, (ii) the issuance of the Debt Securities in accordance with the applicable Indenture and in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Debt Securities and related matters and (iv) the execution, authentication, issuance and delivery of the Debt Securities in accordance with the applicable Indenture and the receipt by the Company of the consideration in connection therewith, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	following (i) the preparation and filing of a prospectus supplement with the Commission describing the Guarantees offered thereby, (ii) the issuance of the Guarantees in accordance with the Guarantee Agreement and in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iii) the approval by the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company of the issuance and terms of the Guarantees and related matters and (iv) the execution, authentication, issuance and delivery of the Guarantees in accordance with the Guarantee Agreement and the receipt by the Company of the consideration in connection therewith, the Guarantees, when issued in connection the issuance and sale of the Capital Securities and the Junior Debt Securities as contemplated in the Registration Statement and a prospectus supplement describing the Capital Securities and the Junior Debt Securities offered thereby, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

3.	the TARP CPP Warrant constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
     Our opinion expressed above is limited to the laws of the State of New York and we do not express any opinion herein concerning any other law. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ KATTEN MUCHIN ROSENMAN LLP
KATTEN MUCHIN ROSENMAN LLP